Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Reshoot & Edit, of our report dated September 30, 2008 on our audit of the financial statements of Reshoot & Edit as of August 31, 2008 and August 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2008 and August 31, 2007 and since inception on August 23, 2006 through August 31, 2008, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    November 4, 2008


               6490 West Desert Inn Rd, Las Vegas, NV 89146
                      (702)253-7499 Fax (702)253-7501

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